UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	43-1273600
(State of incorporation or organization)	(IRS Employer Identification No.)

One Financial Plaza 501 North Broadway St. Louis, MO	63102-2102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
5.375% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-178969 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

            None

Item 1.	Description of Securities to be Registered.

The title of the Registrant’s securities to be registered hereunder is 5.375% Senior Notes due 2022 (the “Senior Notes”). The Senior Notes have been issued pursuant to the Registrant’s effective registration statement on Form S-3 (No. 333-178969). The description of the Senior Notes, as set forth under the caption “Description of the Securities” in the prospectus dated January 11, 2012, filed with the Securities and Exchange Commission on January 11, 2012, as supplemented by the description set forth under the caption “Description of Notes” in the prospectus supplement dated December 18, 2012, filed with the Securities and Exchange Commission on December 19, 2012, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

1.	Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on January 23, 2012.

2.	Second Supplemental Indenture dated December 21, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (including a form of Note), incorporated herein by reference to Exhibit 4.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed on December 21, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STIFEL FINANCIAL CORP. (Registrant)

Date: January 14, 2013	By:	/s/ Ronald J. Kruszewski
		Name:	Ronald J. Kruszewski
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.	Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on January 23, 2012.

2.	Second Supplemental Indenture dated December 21, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (including a form of Note), incorporated herein by reference to Exhibit 4.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed on December 21, 2012.